UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in charter)

Canada	001-41738	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

(Address of principal executive offices) (Zip Code)

(416) 669-2046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	PAPL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2025, Pineapple Financial Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with D. Boral Capital LLC, as the exclusive placement agent in connection with a public offering of 10,000,000 units (the “Units”), at a public offering price of $0.15 per Unit. Each Unit consists of: (i) one common share, no par value per share (“Common Share”); and (ii) one warrant to purchase one Common Share (“Warrant”). Each Warrant is exercisable at an exercise price of $0.15 per share, is immediately exercisable and will expire 5 years after the date of issuance. The gross proceeds to the Company from the offering are expected to be approximately $1.5 million, before deducting placement agent fees and other offering expenses.

The offering was conducted on a best efforts basis pursuant to the Company’s registration statement on Form S-1 (File No. 333-286783), which was initially filed with the Securities and Exchange Commission (“SEC”) on April 25, 2025, subsequently amended on May 1, 2025, and declared effective on May 1, 2025. The final prospectus relating to the offering was filed with the SEC on May 5, 2025.

The offering closed on May 5, 2025.

Pursuant to the Placement Agency Agreement, the Company has agreed to pay D. Boral Capital a cash fee equal to 7% of the gross proceeds from the offering, a non-accountable expense allowance equal to 0.5% of the gross proceeds, and reimbursement for legal and out-of-pocket expenses up to $100,000.

The foregoing descriptions of the Placement Agency Agreement and Warrant are not complete and are qualified in their entirety by reference to the full text of the form of the Placement Agency Agreement and Warrant, copies of which are filed as Exhibit 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01. Other Events

The Company issued press releases announcing the pricing and closing of the offering on May 2, 2025, and May 5, 2025, respectively. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement, dated May 1, 2025, by and between Pineapple Financial Inc. and D. Boral Capital LLC.
4.1	Form of Common Warrant.
99.1	Press Release dated May 2, 2025
99.2	Press Release dated May 5, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2025

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer